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                                   EXHIBIT 22

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                                                                      EXHIBIT 22

SUBSIDIARIES OF THE COMPANY

     The following table sets forth the names of U.S. Home's subsidiaries and the state in which incorporated. All subsidiaries are directly or indirectly wholly-owned by U.S. Home. Certain insignificant subsidiaries are omitted.

                                                                          JURISDICTION OF
                                                                           INCORPORATION
                                                                          ---------------
        U.S. Home Acceptance Corporation.................................  Delaware
        U.S. Home Mortgage Corporation...................................  Florida
            USH II Corporation...........................................  Delaware
        U.S. Home Insurors, Inc..........................................  Florida
            U.S.H. Indemnity Company, Ltd................................  Bermuda
            San Felipe Indemnity Company, Ltd............................  Bermuda
        Fidelity Guaranty and Acceptance Corporation.....................  Delaware

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